SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 24, 2003

Date of Report (Date of earliest event reported)

Catapult Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-24701	77-0086010

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

160 South Whisman Road,
Mountain View, California 94041

(Address of Principal Executive Offices) (Zip Code)

(650) 960-1025

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Item 7.   Financial Statements and Exhibits

     (c)  Exhibits

99.1	Press release dated July 24, 2003 announcing the Registrant’s results of operations for the quarter ended June 30, 2003.

Item 9.   Regulation FD Disclosure (pursuant to Item 12)

     On July 24, 2003, Catapult Communications Corporation (“Registrant”) issued a press release announcing its results of operations for the three months ended June 30, 2003. The full text of the press release is set forth in Exhibit 99.1 hereto. Pursuant to General Instruction B.6 of Form 8-K, this exhibit is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 but is instead furnished as required by that instruction. Further, pursuant to the Securities and Exchange Commission’s Release No. 33-8216, the Registrant is including the foregoing Item 12 information under Item 9 because Item 12 has not yet been added to the EDGAR system.

     The press release attached as Exhibit 99.1 discloses projected earnings per share before a charge for employee termination costs, a measure that may be considered a non-GAAP financial measure within the meaning set forth in the recently adopted rules of the SEC. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. Management believes that earnings per share before the charge for employee termination costs is an appropriate measure for evaluating the Company’s projected financial results, because this measure reflects the ongoing cost structure that results from the terminations. However, this measure should be considered in addition to, and not as a substitute for, or superior to, earnings per share or other measures of financial performance prepared in accordance with generally accepted accounting principles. As used herein, “GAAP” refers to accounting principles generally accepted in the United States.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CATAPULT COMMUNICATIONS CORPORATION
(Registrant)

Dated: July 24, 2003	By:	/s/ Chris Stephenson

Chris Stephenson
Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit
Number

99.1	Press release dated July 24, 2003 announcing the Registrant’s results of operations for the quarter ended June 30, 2003.

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